Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports First-Quarter 2021 Financial Results

April 28, 2021

•Revenue of $9.4 billion, up 7.3% from year-ago quarter; growth in all four segments
•Net earnings of $708 million, diluted EPS of $2.48
•Record-high backlog of $89.6 billion, up 4.5% from year-ago quarter

RESTON, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2021 net earnings of $708 million on revenue of $9.4 billion. Diluted earnings per share (EPS) were $2.48.

Revenue grew year-over-year by 7.3% company-wide, with growth in all four segments and growth exceeding 10% in the Aerospace and Marine Systems segments. Company-wide operating margin for the quarter was 10%. Orders remained strong, with backlog up 4.5% from the year-ago quarter to a record $89.6 billion.

“Continued recovery from the pandemic coupled with our focus on operating performance yielded a strong quarter, with year-over-year earnings growth driven by increased revenue across all of our four business segments,” said Phebe N. Novakovic, chairman and chief executive officer. “Our improved cash outlook enabled us to continue investing in future growth while returning capital to shareholders.”

Cash
Net cash provided by operating activities in the quarter totaled $3 million, compared with a use of cash of $666 million in the year-ago quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was a net outflow of $131 million. During the quarter, the company invested $134 million in capital expenditures, paid $315 million in dividends, and repurchased $744 million in shares at an average price of $161.38 per share, ending the quarter with $1.8 billion in cash and equivalents on hand.

Backlog
Total backlog at the end of first-quarter 2021 was $89.6 billion, up 4.5% from the year-ago quarter. Estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $41.8 billion. Total estimated contract value, the sum of all backlog components, was $131.4 billion at the end of the quarter.

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Order activity was strong across the company, with a total book-to-bill ratio (orders divided by revenue) of 1-to-1 for the quarter. Orders rose faster than revenue in the Aerospace and Technologies segments, with book-to-bill ratios for the quarter of 1.3-to-1 and 1.1-to1, respectively.

Significant awards in the quarter included a contract with a maximum potential value of $12.6 billion among multiple awardees to provide information technology (IT) and technical support services to intelligence agencies under the Solutions for the Information Technology Enterprise (SITE) III program; $1.9 billion from the U.S. Navy for the construction of a 10th Block V Virginia-class submarine; a contract with a maximum potential value of $805 million among multiple awardees to provide ship modernization services to the Navy; $295 million from the U.S. Army for various munitions and ordnance; $225 million from the Army for inventory management and support services for its Stryker vehicle fleet; $200 million from the Federal Emergency Management Agency (FEMA) to provide Coronavirus (COVID-19)-related contact-center operations and support services; $190 million in contracts from the Army for technical support and upgrades for Abrams main battle tanks; and $175 million from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $37.9 billion in revenue in 2020. More information is available at www.gd.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2021 financial results conference call at 9 a.m. EDT on Wednesday, April 28, 2021. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available one hour after the end of the call and end on May 5, 2021. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10153889. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	April 4, 2021	March 29, 2020	$	%
Revenue	$9,389	$8,749	$640	7.3%
Operating costs and expenses	(8,451)	(7,815)	(636)
Operating earnings	938	934	4	0.4%
Other, net	30	21	9
Interest, net	(123)	(107)	(16)
Earnings before income tax	845	848	(3)	(0.4)%
Provision for income tax, net	(137)	(142)	5
Net earnings	$708	$706	$2	0.3%
Earnings per share—basic	$2.49	$2.45	$0.04	1.6%
Basic weighted average shares outstanding	284.1	288.6
Earnings per share—diluted	$2.48	$2.43	$0.05	2.1%
Diluted weighted average shares outstanding	285.2	289.9

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	April 4, 2021	March 29, 2020	$	%
Revenue:
Aerospace	$1,887	$1,691	$196	11.6%
Marine Systems	2,483	2,246	237	10.6%
Combat Systems	1,820	1,708	112	6.6%
Technologies	3,199	3,104	95	3.1%
Total	$9,389	$8,749	$640	7.3%
Operating earnings:
Aerospace	$220	$240	$(20)	(8.3)%
Marine Systems	200	184	16	8.7%
Combat Systems	244	223	21	9.4%
Technologies	306	298	8	2.7%
Corporate	(32)	(11)	(21)	(190.9)%
Total	$938	$934	$4	0.4%
Operating margin:
Aerospace	11.7%	14.2%
Marine Systems	8.1%	8.2%
Combat Systems	13.4%	13.1%
Technologies	9.6%	9.6%
Total	10.0%	10.7%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	April 4, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$1,811	$2,824
Accounts receivable	3,191	3,161
Unbilled receivables	7,987	8,024
Inventories	5,688	5,745
Other current assets	1,731	1,789
Total current assets	20,408	21,543
Noncurrent assets:
Property, plant and equipment, net	5,090	5,100
Intangible assets, net	2,043	2,117
Goodwill	19,972	20,053
Other assets	2,450	2,495
Total noncurrent assets	29,555	29,765
Total assets	$49,963	$51,308
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$3,186	$3,003
Accounts payable	2,736	2,952
Customer advances and deposits	5,694	6,276
Other current liabilities	3,537	3,733
Total current liabilities	15,153	15,964
Noncurrent liabilities:
Long-term debt	9,995	9,995
Other liabilities	9,475	9,688
Total noncurrent liabilities	19,470	19,683
Shareholders’ equity:
Common stock	482	482
Surplus	3,152	3,124
Retained earnings	33,869	33,498
Treasury stock	(18,585)	(17,893)
Accumulated other comprehensive loss	(3,578)	(3,550)
Total shareholders’ equity	15,340	15,661
Total liabilities and shareholders’ equity	$49,963	$51,308

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	April 4, 2021	March 29, 2020
Cash flows from operating activities—continuing operations:
Net earnings	$708	$706
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	136	122
Amortization of intangible and finance lease right-of-use assets	79	90
Equity-based compensation expense	40	30
Deferred income tax benefit	(19)	(28)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(30)	(33)
Unbilled receivables	52	(78)
Inventories	57	(546)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(216)	(375)
Customer advances and deposits	(544)	(373)
Other, net	(260)	(181)
Net cash provided (used) by operating activities	3	(666)
Cash flows from investing activities:
Capital expenditures	(134)	(185)
Other, net	3	8
Net cash used by investing activities	(131)	(177)
Cash flows from financing activities:
Purchases of common stock	(759)	(449)
Dividends paid	(315)	(295)
Proceeds from fixed-rate notes	—	3,960
Proceeds from commercial paper, net	—	2,271
Other, net	201	(202)
Net cash (used) provided by financing activities	(873)	5,285
Net cash used by discontinued operations	(12)	(14)
Net (decrease) increase in cash and equivalents	(1,013)	4,428
Cash and equivalents at beginning of period	2,824	902
Cash and equivalents at end of period	$1,811	$5,330

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EXHIBIT E
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	April 4, 2021	December 31, 2020
Debt-to-equity (a)	85.9%	83.0%
Debt-to-capital (b)	46.2%	45.4%
Book value per share (c)	$54.28	$54.67
Shares outstanding	282,597,786	286,477,836

	First Quarter
	2021	2020
Income tax payments, net	$33	$43
Company-sponsored research and development (d)	$90	$78
Return on sales (e)	7.5%	8.1%

Non-GAAP Financial Measures:
	First Quarter
	2021	2020
Earnings before interest, taxes, depreciation and amortization:
Net earnings	$708	$706
Interest, net	123	107
Provision for income tax, net	137	142
Depreciation of property, plant and equipment	136	122
Amortization of intangible and finance lease right-of-use assets	79	90
Earnings before interest, taxes, depreciation and amortization (f)	$1,183	$1,167

Free cash flow from operations:
Net cash provided (used) by operating activities	$3	$(666)
Capital expenditures	(134)	(185)
Free cash flow from operations (g)	$(131)	$(851)
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(c)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(d)Includes independent research and development and Aerospace product-development costs.

(e)Return on sales is calculated as net earnings divided by revenue.

(f)We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to net earnings. The most directly comparable GAAP measure to EBITDA is net earnings.

(g)We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided (used) by operating activities.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2021:
Aerospace	$11,545	$384	$11,929	$2,312	$14,241
Marine Systems	27,676	22,075	49,751	2,815	52,566
Combat Systems	14,085	143	14,228	9,120	23,348
Technologies	10,003	3,670	13,673	27,530	41,203
Total	$63,309	$26,272	$89,581	$41,777	$131,358
Fourth Quarter 2020:
Aerospace	$11,308	$318	$11,626	$2,800	$14,426
Marine Systems	23,646	26,336	49,982	4,876	54,858
Combat Systems	14,341	226	14,567	9,774	24,341
Technologies	9,488	3,826	13,314	27,727	41,041
Total	$58,783	$30,706	$89,489	$45,177	$134,666
First Quarter 2020:
Aerospace	$12,998	$274	$13,272	$2,837	$16,109
Marine Systems	26,112	17,053	43,165	4,460	47,625
Combat Systems	14,373	244	14,617	4,253	18,870
Technologies	10,322	4,356	14,678	26,595	41,273
Total	$63,805	$21,927	$85,732	$38,145	$123,877

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$69,208
$67,654
$67,396
$86,945
$85,732
$82,669
$81,520
$89,489
$89,581
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21

Funded Backlog	Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$15,000
$10,000
$5,000
$0
$13,272
$12,113
$11,964
$11,626
$11,929
1Q20
2Q20
3Q20
4Q20
1Q21

MARINE SYSTEMS
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$43,165
$42,483
$41,082
$49,982
$49,751
1Q20
2Q20
3Q20
4Q20
1Q21

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$14,617
$14,105
$14,711
$14,567
$14,228
1Q20
2Q20
3Q20
4Q20
1Q21

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$14,678
$13,968
$13,763
$13,314
$13,673
1Q20
2Q20
3Q20
4Q20
1Q21

Funded Backlog	Unfunded Backlog

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EXHIBIT G
FIRST QUARTER 2021 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the first quarter of 2021:
Marine Systems:
•$1.9 billion from the U.S. Navy for the construction of a tenth submarine in Block V of the Virginia-class submarine program.
•$75 from the Navy for Advanced Nuclear Plant Studies (ANPS) in support of the Columbia-class submarine program.
•$30 from the Navy for maintenance and modernization work on the USS Princeton, a Ticonderoga-class guided-missile cruiser.
Combat Systems:
•$295 from the U.S. Army for various munitions and ordnance.
•$225 from the Army for inventory management and support services for the Stryker fleet.
•$120 from the Army to provide systems technical support for Abrams main battle tanks.
•$110 to produce M3 amphibious bridging vehicles for an international customer.
•$70 from the Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 (SEPv3) configuration.
Technologies:
•A contract to provide information technology (IT) and technical support services to the Defense Intelligence Agency (DIA) and the National Geospatial-Intelligence Agency (NGA) under the Solutions for the Information Technology Enterprise (SITE) III program. The program has a maximum potential value of $12.6 billion among multiple awardees.
•An IDIQ contract to provide ship, carrier, submarine and service craft modernization for the Navy. The program has a maximum potential value of $805 among multiple awardees.
•$45 from the U.S. Coast Guard to provide sustainment support for the Rescue 21 program. The contract has a maximum potential value of $235.
•$200 from the Federal Emergency Management Agency (FEMA) to provide Coronavirus (COVID-19)-related contact-center operations and support services.
•$175 from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.
•$135 to provide enterprise IT, communications and mission command support services to U.S. Army Europe.
•$130 to provide turnkey training and simulation services for the Army’s Aviation Center of Excellence in Fort Rucker, Alabama.
•$120 from the U.S. Air Force for the Battlefield Information Collection and Exploitation System (BICES) program to provide intelligence information sharing capabilities for the Department of Defense (DoD).
•A contract to provide software development and IT support services to the U.S. Patent and Trademark Office. The contract has a maximum potential value of $95.
•$70 from the Army for the production of Prophet enhanced ground-based signals intelligence and electronic warfare systems.
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EXHIBIT H
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	First Quarter
	2021	2020
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	25	20
Mid-cabin aircraft	3	3
Total	28	23

Aerospace Book-to-Bill:
Orders*	$2,457	$1,856
Revenue	1,887	1,691
Book-to-Bill Ratio	1.30x	1.10x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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